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                                                                   Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference into this Registration Statement on Form SB-2 of our report dated July 23, 1998, except for Note 7 as to which the date is December 11, 1998 accompanying the financial statements of audiohighway.com contained in the Registration Statement on Form SB-2 (Registration No. 333-59823). We also consent to the use of our name as it appears under the captions "Selected Financial Data" and "Experts" in the Prospectus included in the Registration Statement (Registration No. 333-59823), which Prospectus is incorporated by reference into this Registration Statement.

GRANT THORNTON LLP

San Jose, California
December 17, 1998